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                                                                    EXHIBIT 99.1

PROXY

                       YIELDUP INTERNATIONAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Raj Mahindra and Abhay Bhushan, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of YieldUP International Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 117 Easy Street, Mountain View, California 44043 on October 20, 1999 at 10:00 a.m., and at any adjournment thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL NUMBER 1.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



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A vote FOR the following proposal is recommended by the Board of Directors:

1. APPROVAL OF THE MERGER AND REORGANIZATION AGREEMENT
   FOR    AGAINST   ABSTAIN
   [ ]      [ ]       [ ]

Even if you are planning to attend the meeting in person, you are urged to sign and mail this Proxy in the return envelope so that your stock may be represented at the meeting.

Sign exactly as your name(s) appears on your stock certificates. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their title. Please date this Proxy.

Signature(s)_______________________________   Date _____________________